As filed with the Securities and Exchange Commission on May 3, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	25-1897152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Grant Street Pittsburgh, Pennsylvania	15219-2800
(Address of Principal Executive Offices)	(Zip code)

USS 401(k) Plan for USW-Represented Employees
(Full title of the plan)

Duane D. Holloway
Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary
600 Grant Street
Pittsburgh, Pennsylvania 15219-2800
(412) 433-1121
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum	Amount of
	to be	offering price	aggregate	registration
Title of securities to be registered	registered(1)	per share	offering price(2)	fee
Common Stock, par value $1.00 per share	6,000,000	$14.50	$87,000,000	$10,544.40

(1)     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)     Estimated pursuant to Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee, and based upon the $14.50 per share average of the high and low sales price of the common stock on the New York Stock Exchange on May 2, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the USS 401(k) Plan for USW-Represented Employees as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the SEC as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents filed by the registrant with the SEC are incorporated by reference in this registration statement:

(a)         The registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 (including the portions of the registrant’s definitive proxy statement for the registrant’s 2019 annual meeting of stockholders incorporated by reference therein);

(b)         The registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019; and

(c)          The description of the registrant’s common stock contained in the registrant’s registration statement on Form S-4 filed with the SEC on September 7, 2001, as amended.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered under this registration statement have been sold or which deregisters all of such shares then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The registrant’s SEC filings are accessible through the Internet at the SEC’s website at http://www.sec.gov. Many of the registrant’s SEC filings are also accessible on the registrant’s website at http://www.ussteel.com. The reference to the registrant’s website is intended to be an inactive textual reference only. The information on or connected to the registrant’s website is not a part of this registration statement and is not incorporated into this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

In accordance with Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), the registrant’s Amended and Restated Certificate of Incorporation limits personal liability of the registrant’s directors to the registrant or the registrant’s stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for breach of the director’s duty of loyalty to the registrant and the registrant’s stockholders, (ii) for acts and omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Article V of the registrant’s Amended and Restated By-Laws provides that the Company shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

The registrant is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that such person is or was an officer, employee, agent or director of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The registrant may indemnify any such person against expenses (including attorneys’ fees) in an action by or in the right of the registrant under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the registrant. To the extent a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the registrant must indemnify him against the expenses that he actually and reasonably incurred in connection therewith.

Policies of insurance are maintained by the registrant under which directors and officers of the registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

The foregoing summaries are subject to the complete text of the statutes, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws, and are qualified in their entirety by reference thereto.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description	Method of Filing

4.1	Amended and Restated Certificate of Incorporation of United States Steel Corporation, dated April 25, 2017.	Incorporated by reference to Exhibit 3.1 to United States Steel Corporation’s Form 8-K filed on April 28, 2017, Commission File Number 1-16811.

4.2	Amended and Restated By-Laws of United States Steel Corporation dated as of November 1, 2016.	Incorporated by reference to Exhibit 3.1 to United States Steel Corporation’s Form 8-K filed on November 2, 2016, Commission File Number 1-16811.

5.1	Internal Revenue Service determination letter, dated September 16, 2013 relating to the USS 401(k) Plan for USW-Represented Employees.	Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP.	Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on May 3, 2019.

UNITED STATES STEEL CORPORATION

By:	/s/ Kimberly D. Fast
Kimberly D. Fast Acting Controller

Each person whose signature appears below constitutes and appoints David B. Burritt, Duane D. Holloway and Kimberly D. Fast, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons (including a majority of the board of directors of the registrant) in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ David B. Burritt	President & Chief Executive Officer (Principal Executive Officer) & Director	May 3, 2019
David B. Burritt

/s/ Kevin P. Bradley	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	May 3, 2019
Kevin P. Bradley

/s/ Kimberly D. Fast	Acting Controller (Principal Accounting Officer)	May 3, 2019
Kimberly D. Fast

/s/ David S. Sutherland	Chairman Board of Directors	May 3, 2019
David S. Sutherland

Signature	Title	Date

/s/ Dan O. Dinges	Director	May 3, 2019
Dan O. Dinges

/s/ John J. Engel	Director	May 3, 2019
John J. Engel

/s/ Murry S. Gerber	Director	May 3, 2019
Murry S. Gerber

/s/ Stephen J. Girsky	Director	May 3, 2019
Stephen J. Girsky

/s/ Paul A. Mascarenas	Director	May 3, 2019
Paul A. Mascarenas

/s/ Eugene B. Sperling	Director	May 3, 2019
Eugene B. Sperling

/s/ Patricia A. Tracey	Director	May 3, 2019
Patricia A. Tracey

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on May 3, 2019.

UNITED STATES STEEL AND CARNEGIE PENSION FUND, AS PLAN ADMINISTRATOR

By:	/s/ J. Michael Williams
J. Michael Williams Vice President - Administration